SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2010

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2010, Saul Centers, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which General P.X. Kelley, Charles R. Longsworth, Patrick F. Noonan and B. Francis Saul III were reelected to the Board of Directors for three year terms expiring at the 2013 Annual Meeting. The terms of the remaining Board members did not expire as of the May 7, 2010 meeting and those individuals continue as directors of the Company. Holders of 17,042,944 shares of the Company’s common stock voted in person at the meeting or by proxy (representing 94.6% of the 17,891,820 shares eligible to vote) as follows:

	In Favor	Withheld	Not Voted
General P.X. Kelley	15,472,864	94,134	1,475,946
Charles R. Longsworth	15,474,564	92,434	1,475,946
Patrick F. Noonan	15,474,123	92,875	1,475,946
B. Francis Saul III	15,481,402	85.596	1,475,946

In addition, stockholders voted for the ratification of Ernst & Young as independent public accountants as follows:

In Favor	Opposed	Abstain
17,010,150	25,397	7,397

Item 8.01.	Other Events.

The Company posted on its web site, www.saulcenters.com, a presentation given by management at the Company’s annual meeting of stockholders. The presentation is Exhibit 99. (a) to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

99.(a) Annual Meeting Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ SCOTT V. SCHNEIDER
Scott V. Schneider
Senior Vice President and Chief Financial Officer

Dated: May 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

99. (a)	Annual Meeting Presentation, delivered May 7, 2010.